UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34809	85-2619578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 S. French St., Suite 105 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 691-6276

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 16, 2022, Fred Donner will join the Board of Directors of Global Indemnity Group, LLC (“GBLI”) pursuant to the Class B Majority Shareholder’s rights under GBLI’s Second Amended and Restated Limited Liability Company Agreement, Most recently, Mr. Donner served as the Audit Committee chair and a member of the Risk & Capital Committee of the board of directors of Argo Group International Holdings Ltd. (NYSE:ARGO). Mr. Donner served as the former Executive Vice President, Enterprise Risk Management for Travelers Insurance Co. (“Travelers”) (NYSE: TRV) and Chief Financial Officer for its Business and International Insurance segment from 2014 until his retirement in 2017. Prior to that, Mr. Donner was Traveler’s Senior Vice president and Chief Financial Officer of its Personal Lines Insurance segment and then the Chief Financial Officer and Chief Operating Officer of its Business Insurance segment. Prior thereto, Mr. Donner served as Executive Vice President and Chief Financial Officer of RenaissanceRe Ltd. (NYSE: RNR), Bermuda-based international reinsurance company. Prior to that, Mr. Donner served as the National Partner-in-Charge of KPMG’s Insurance Practice. Mr. Donner holds a bachelor’s degree in business administration from Pace University and currently serves on the advisory board for the University’s Lubin School of Business. Mr. Donner is a member of the American Institute of Certified Public Accountants. Mr. Donner will serve on the Audit Committee and chair the Nomination, Compensation, and Governance Committee and the Enterprise Risk Management Committee.

Mr. Donner is party to an agreement with the Class B Majority Shareholder pursuant to which he will become a director. The agreement provides that the Class B Majority Shareholder may remove him at any time and Mr. Donner agrees to immediately resign from the Board upon the request of the Class B Majority Shareholder. Mr. Donner agrees to act in accordance with the GBLI’s Insider Trading Policy, that a duty of confidentiality is owed to the GBLI and the Class B Majority Shareholder, and to keep the Class B Majority Shareholder updated on developments at GBLI.

Mr. Donner is not party to any transaction with GBLI that would require disclosure under Item 404(a) of Regulation S-K. As a director, Mr. Donner will be subject to the non-executive director compensation plan as described in GBLI’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2022. Mr. Donner will not be party to any other material plan, contract or arrangement or any grant or award under any such plan, contract or arrangement that was entered into in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

December 15, 2022	By:	/s/ Stephen W. Ries

Name: Stephen W. Ries
Title: Secretary